UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2025
Olaplex Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
432 Park Avenue South, Third Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 691-0776
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2025, Stephen J. Bacica resigned from his role as Chief Accounting Officer of Olaplex Holdings, Inc. (the “Company”), effective as of April 24, 2025, to pursue other interests and for personal reasons. Mr. Bacica’s departure is not due to any disagreement with the Company on any matter relating to the Company’s financial statements, internal controls over financial reporting, operations, policies or practices, including accounting principles and practices.
On April 28, 2025, the Board of Directors of the Company appointed Kenneth F. Egan to resume his role as Interim Chief Accounting Officer of the Company, effective as of such date. Mr. Egan, age 54, previously served as the Company’s Interim Chief Accounting Officer from November 5, 2024 until March 19, 2025. He has served as a Partner and the New York Office Managing Partner at CrossCountry Consulting LLC (“CrossCountry Consulting”), a consulting firm that focuses on corporate advisory services, since May 2022. Prior to that, Mr. Egan was a Partner at Ernst & Young LLP, where he worked from May 1999 to March 2022.
Mr. Egan will provide services to the Company as its Interim Chief Accounting Officer under the Company’s existing Statement Of Work with CrossCountry Consulting, effective October 24, 2024 (together with the Master Services Agreement, dated April 5, 2024, by and between the Company and CrossCountry Consulting, the “Agreement”). A description of the Agreement was previously disclosed by the Company in its Quarterly Report on Form 10-Q filed on November 7, 2024 and is incorporated by reference herein.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 29, 2025	Olaplex Holdings, Inc.

	By:	/s/ Amanda Baldwin
	Name:	Amanda Baldwin
	Title:	Chief Executive Officer